UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2007
Adeza Biomedical Corporation
(Exact name of registrant as specified in its charter)
000-20703
( Commission File Number )

Delaware	77-0054952
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
1240 Elko Drive
Sunnyvale, California 94089
(Address of principal executive offices, with zip code)
(408) 745-0975
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 1.01	Entry into a Material Definitive Agreement.
     On January 12, 2007, the Board of Directors of Adeza Biomedical Corporation (the “Company”) approved certain amendments to the Company’s management continuity agreements (each, an “Agreement” and collectively, the “Agreements”) with each of the Company’s Chief Executive Officer; Chief Financial Officer; and other named executive officers. The Company believes that the amended Agreements are appropriate for the Company’s needs and consistent with industry standards.
     The amendments to the Agreement with the Company’s Chief Executive Officer provide, among other things, that in the event that the Chief Executive Officer’s employment is terminated other than for “cause” or if he resigns for “good reason” (each as defined in the Agreement) at any time within 12 months following a “change of control” (as defined in the Agreement), the Chief Executive Officer will receive severance benefits equal to 24 months of his salary, a lump sum payment equal to 200% of the bonus payment made to the Chief Executive Officer for the prior fiscal year, a lump sum payment equal to a prorated portion of the bonus payment made to the Chief Executive Officer for the prior fiscal year based on the number of completed months of employment in the year in which the termination occurs and continuation of his health insurance benefits at the Company’s expense under COBRA for up to 24 months.
     The amendments to the Agreements with the Company’s Chief Financial Officer and the Company’s other named executive officers provide, among other things, that in the event that such officer’s employment is terminated other than for “cause” or if he/she resigns for “good reason” (each as defined in the Agreement) at any time within 12 months following a “change of control” (as defined in the Agreement), such officer will receive severance benefits equal to 18 months of his/her salary, a lump sum payment equal to 150% of the bonus payment made to such officer for the prior fiscal year, a lump sum payment equal to a prorated portion of the bonus payment made to such officer for the prior fiscal year based on the number of completed months of employment in the year in which the termination occurs, and continuation of his/her health insurance benefits at the Company’s expense under COBRA for up to 18 months.
     Additional terms and conditions are set forth in the Agreements. The foregoing descriptions are subject to, and qualified in their entirety by, the Agreements.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     The following sets forth a summary of the bonuses awarded for performance in 2006 for the Company’s (i) Chief Executive Officer; (ii) Chief Financial Officer; and (iii) other named executive officers for whom compensation disclosure was required in the Company’s most recent proxy statement filed with the Securities and Exchange Commission, which bonuses were approved by the Board of Directors of the Company on January 12, 2007.

Bonus Awarded for
Name and Position	Performance in 2006
Emory V. Anderson, President and Chief Executive Officer	$192,465
Mark D. Fischer-Colbrie, Vice President, Finance and
Administration and Chief Financial Officer	89,323
Durlin E. Hickok, Vice President, Medical Affairs	81,810
Robert O. Hussa, Vice President, Research and Development	31,758
Marian E. Sacco, Vice President, Sales and Marketing	85,376

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEZA BIOMEDICAL CORPORATION

Date: January 19, 2007	By:	/s/ Mark D. Fischer-Colbrie

Mark D. Fischer-Colbrie
Vice President, Finance and Administration and
Chief Financial Officer